Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Puroflow Incorporated, a Delaware corporation (the "Company"), on Form 10-QSB for the period ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Arthur F. Trudel, Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Arthur F. Trudel
Arthur F. Trudel
Senior Vice President and Chief Financial Officer

Date: June 13, 2003

A signed original of this written statement required by Section 906 has been provided to Puroflow Incorporated and will be retained by Puroflow Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.